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                               STATE OF DELAWARE                   PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                          ---------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DELPHI INFORMATION SYSTEMS, INC.", CHANGING ITS NAME FROM "DELPHI INFORMATION SYSTEMS, INC." TO "EBIX.COM, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1999, AT 11 O'CLOCK A.M.








2015436   8100                 [SEAL]         /s/ Edward J. Freel
                                          -----------------------------------
                                            Edward J. Freel, Secretary of State

991461749                                 AUTHENTICATION:     0055520

                                                    DATE:     11-01-99